Exhibit 99.1

FOR IMMEDIATE RELEASE

MTR GAMING GROUP ANNOUNCES FIRST QUARTER RESULTS WITH

EBITDA FROM CONTINUING OPERATIONS UP 19% AND EPS FROM

CONTINUING OPERATIONS OF $.05 PER DILUTED SHARE

CHESTER, WV — May 7, 2009 — MTR Gaming Group, Inc. (NasdaqGS: MNTG) today announced financial results for the first quarter ended March 31, 2009.  Current and prior year results reflect the reclassification of the Ramada Inn and Speedway Casino, Binion’s Gambling Hall & Hotel, Jackson Harness Raceway and Running Aces Harness Park as discontinued operations.  See attached tables (including Reconciliation of GAAP net income (loss) to Non-GAAP EBITDA).

For the first quarter of 2009, the Company’s net revenues from continuing operations decreased to $109.7 million, down 3% from $113.0 million in the same period of 2008.  EBITDA from continuing operations was $19.5 million, up 19% (after severance cost of $0.1 million) compared to $16.3 million in the first quarter of 2008. The increase in EBITDA from continuing operations is directly attributable to cost containment, a shift in marketing strategies and improved operating performance at Presque Isle Downs. The Company reported net income of $752,000 or $0.03 per diluted share, of which a loss of $750,000 or $0.02 per diluted share was from discontinued operations. In the same period last year, the Company reported a net loss of $2.6 million or $0.10 per diluted share, of which a loss $0.2 million or $0.01 per diluted share was from discontinued operations.

During the first quarter of 2009, corporate operating expenses decreased 59% to $1.5 million compared to $3.6 million in the first quarter of 2008 as a result of cost containment efforts.

For the first quarter of 2009, net revenues at the Mountaineer Casino, Racetrack & Resort decreased 10% to $66.6 million compared to $74.0 million in the first quarter of 2008.  Table gaming at Mountaineer generated $12.0 million of revenues compared to $12.3 million while revenues from slots decreased by $6.0 million compared to the same quarter in 2008.  The decrease in slot revenue is primarily attributable to competitive pressures and severe weather conditions in January and February.  The property generated EBITDA of $12.5 million (after severance cost of $0.1 million) versus $14.1 million in the comparable quarter of 2008.

Net revenues at Presque Isle Downs increased 11% to $43.0 million during the first quarter of 2009 compared to $38.8 million in the same period 2008.  The property generated EBITDA of $9.0 million versus $6.4 million in the comparable quarter of 2008. The increase in EBITDA is directly attributable to increased revenues and operational efficiencies.

Robert Griffin, President and CEO of MTR Gaming Group, pointed out, “We are pleased that our operational efficiencies have resulted in a 19% increase in EBITDA and we are focused on refining our marketing strategies at our facilities”.

Reconciliation of Non-GAAP Measures to GAAP

EBITDA represents earnings (losses) before interest, income taxes, depreciation and amortization, loss on debt modification, equity in loss of unconsolidated joint venture, gain (loss) on disposal of property and loss on asset impairment.  EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”), is unaudited and should not be considered as an alternative to, or more meaningful than, net income or income from operations as an indicator of our operating performance, or cash flows from operating activities, as a measure of liquidity.  EBITDA has been presented as a supplemental disclosure because it is a widely used measure of performance and basis for valuation of companies in our industry.  Uses of cash flows that are not reflected in EBITDA include capital expenditures, interest payments, income taxes, and debt principal repayments.  Moreover, other companies that provide EBITDA information may calculate EBITDA differently than we do.  A reconciliation of GAAP net income (loss) to EBITDA is included in the financial tables accompanying this release.

Conference Call

Management will conduct a conference call focusing on the financial results and corporate developments at 4:30 p.m. EDT on Thursday, May 7, 2009.  Interested parties may participate in the call by dialing (888) 559-4229.  Please call in 10 minutes before the call is scheduled to begin and ask for the MTR Gaming call (conference ID # 97156632).

The conference call will be webcast live via the Investor Relations section of the Company’s website at www.mtrgaming.com. To listen to the live webcast please go to the website at least 15 minutes early to register, download and install any necessary audio software.  If you are unable to listen to the live call, the conference call will be archived on the Investor Relations section of the Company’s web site.

About MTR Gaming Group

MTR Gaming Group, Inc., through subsidiaries, owns and operates Mountaineer Casino, Racetrack & Resort in Chester, WV; Presque Isle Downs & Casino in Erie, PA; and Scioto Downs in Columbus, OH. For more information, please visit www.mtrgaming.com

Except for historical information, this press release contains forward-looking statements concerning, among other things and the prospects for improving the results of our operations at Mountaineer and Presque Isle Downs.  Such statements are subject to a number of risks and uncertainties that could cause the statements made to be incorrect and/or for actual results to differ materially. Those risks and uncertainties include, but are not limited to, the impact of new competition for Mountaineer and Presque Isle Downs in 2009, the effectiveness of our marketing programs, increases in the gaming tax rates that the Company currently pays in its various jurisdictions, general economic conditions, disruption (occasioned by weather conditions or work stoppages) of our operations,  the continued success of table gaming at Mountaineer, our ability to improve our operating margins, our continued suitability to hold and obtain renewals of our gaming and racing licenses, our compliance with environmental laws and potential exposure to environmental liabilities, our ability to comply with the covenants of our various debt instruments and/or our ability to refinance our indebtedness and other factors described in the Company’s periodic reports filed with the Securities and Exchange Commission.  The Company does not intend to update publicly any forward-

looking statements, except as may be required by law. The cautionary advice in this paragraph is permitted by the Private Securities Litigation Reform Act of 1995.

For Additional Information, Please Contact:

MTR Gaming Group, Inc.

www.mtrgaming.com

David Hughes

Corporate Executive VP and CFO

(304)-387-8114

dhughes@mtrgaming.com

MTR GAMING GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31
	2009	2008

Revenues:
Gaming	$100,566	$102,928
Parimutuel commissions	1,965	2,029
Food, beverage and lodging	7,610	8,066
Other	1,696	1,651
Total revenues	111,837	114,674
Less promotional allowances	(2,137)	(1,687)
Net revenues	109,700	112,987

Operating expenses:
Expenses of operating departments:
Gaming	62,782	64,696
Parimutuel commissions	2,336	2,534
Food, beverage and lodging	5,732	6,885
Other revenue	1,389	1,811
Marketing and promotions	4,445	3,573
General and administrative	13,563	17,151
Depreciation	7,274	7,525
Loss on disposal of property	8	—
Total operating expenses	97,529	104,175

Operating income	12,171	8,812

Other income (expense):
Interest income	451	92
Interest expense	(9,936)	(10,253)
Loss on debt modification	—	(3,356)

Income (loss) from continuing operations before income taxes	2,686	(4,705)
(Provision) benefit for income taxes	(1,184)	2,296

Income (loss) from continuing operations	1,502	(2,409)

Discontinued operations:
Loss from discontinued operations before income taxes and non-controlling interest	(1,342)	(259)
Benefit for income taxes	589	37
Loss from discontinued operations before non-controlling interest	(753)	(222)
Non-controlling interest	3	5
Loss from discontinued operations	(750)	(217)

Net income (loss)	$752	$(2,626)

Net income (loss) per share - basic:
Income (loss) from continuing operations	$0.05	$(0.09)
Loss from discontinued operations	(0.02)	(0.01)
Net income (loss)	$0.03	$(0.10)

Net income (loss) per share - diluted:
Income (loss) from continuing operations	$0.05	$(0.09)
Loss from discontinued operations	(0.02)	(0.01)
Net income (loss)	$0.03	$(0.10)

Weighted average number of shares outstanding:
Basic	27,475,260	27,475,260
Diluted	27,475,260	27,475,260

MTR GAMING GROUP, INC.

SELECTED FINANCIAL INFORMATION

(dollars in thousands)

(unaudited)

	Three Months Ended
	March 31
	2009	2008

Net revenues from continuing operations:
Mountaineer Casino	$66,613	$74,046
Presque Isle Downs & Casino	42,978	38,812
Scioto Downs	109	126
Corporate	—	3
Consolidated net revenues from continuing operations	$109,700	$112,987

EBITDA from continuing operations:
Mountaineer Casino	$12,474	$14,099
Presque Isle Downs & Casino	8,956	6,435
Scioto Downs	(512)	(651)
Corporate	(1,465)	(3,546)
Consolidated EBITDA from continuing operations	$19,453	$16,337

EBITDA from discontinued operations:
Binion’s Gambling Hall & Hotel	(459)	(1,511)
Ramada Inn and Speedway Casino	37	(38)
Jackson Racing	(73)	(97)
MTR-Harness / Running Aces	(93)	(21)
Consolidated EBITDA	$18,865	$14,670

The following tables set forth a reconciliation of net income (loss), a GAAP financial measure,

to EBITDA, a non-GAAP financial measure.

	Three Months Ended
	March 31
	2009	2008

EBITDA FROM CONTINUING OPERATIONS:

Mountaineer Casino:
Income from continuing operations	$3,731	$4,840
Interest expense, net of interest income	2,242	2,265
Provision for income taxes	2,932	3,227
Depreciation	3,586	3,767
Gain on disposal of property	(17)	—
EBITDA from continuing operations	$12,474	$14,099

Presque Isle Downs:
Income from continuing operations	$3,137	$1,519
Interest (income) expense, net	(131)	454
Provision for income taxes	2,465	1,012
Depreciation	3,485	3,450
EBITDA from continuing operations	$8,956	$6,435

Scioto Downs:
Loss from continuing operations	$(411)	$(542)
Interest expense, net of interest income	22	29
Benefit for income taxes	(324)	(362)
Depreciation	201	224
EBITDA from continuing operations	$(512)	$(651)

MTR GAMING GROUP, INC.

SELECTED FINANCIAL INFORMATION (continued)

(dollars in thousands)

(unaudited)

	Three Months Ended
	March 31
	2009	2008
EBITDA FROM CONTINUING OPERATIONS (continued):

Corporate:
Loss from continuing operations	$(4,955)	$(8,226)
Interest expense, net of interest income	7,352	7,413
Benefit for income taxes	(3,889)	(6,173)
Depreciation	2	84
Loss on disposal of property	25	—
Loss on debt modification	—	3,356
EBITDA from continuing operations	$(1,465)	$(3,546)

Consolidated:
Income (loss) from continuing operations	$1,502	$(2,409)
Interest expense, net of interest income	9,485	10,161
Provision (benefit) for income taxes	1,184	(2,296)
Depreciation	7,274	7,525
Loss on disposal of property	8	—
Loss on debt modification	—	3,356
EBITDA from continuing operations	$19,453	$16,337

EBITDA from discontinued operations:

Binion’s Gambling Hall & Hotel:
Loss from discontinued operations	$(257)	$(1,366)
Interest expense, net of interest income	—	(29)
Benefit for income taxes	(202)	(800)
Loss on disposal of property	—	684
EBITDA from discontinued operations	$(459)	$(1,511)

Ramada Inn and Speedway Casino:
Income (loss) from discontinued operations	$22	$1,525
Interest (income) expense	(2)	97
Provision for income taxes	17	1,017
Depreciation	—	126
Gain on disposal of property	—	(2,803)
EBITDA from discontinued operations	$37	$(38)

Jackson Racing:
Loss from discontinued operations	$(41)	$(158)
Interest expense, net of interest income and non-controlling interest	—	1
Benefit for income taxes, net of non-controlling interest	(32)	(106)
Depreciation, net of non-controlling interest	—	6
Loss on disposal of property, net of non-controlling interest	—	160
EBITDA from discontinued operations	$(73)	$(97)

MTR-Harness / Running Aces:
Loss from continuing operations	$(474)	$(218)
Interest expense, net of interest income	3	—
Benefit for income taxes	(372)	(145)
Equity in loss of North Metro Harness Initiative, LLC	750	342
EBITDA from discontinued operations	$(93)	$(21)

MTR GAMING GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	March 31	December 31
	2009	2008
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$39,533	$29,011
Restricted cash	1,046	929
Accounts receivable, net of allowance for doubtful accounts of $162 in 2009 and $125 in 2008	6,714	7,717
Inventories	4,157	4,445
Deferred financing costs	4,391	4,444
Prepaid income taxes	5,624	7,059
Deferred income taxes	1,398	1,397
Prepaid expenses and other current assets	4,767	4,528
Assets held for deferred compensation	11,711	11,529
Assets of discontinued operations	23	36
Total current assets	79,364	71,095

Property and equipment, net	363,166	367,769
Goodwill	1,985	1,985
Other intangibles	68,819	68,819
Deferred financing costs, net of current portion	1,506	2,499
Deposits and other	14,651	14,815
Assets of discontinued operations	728	728
Total assets	$530,219	$527,710

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$9,641	$6,869
Accounts payable - gaming taxes and assessments	3,220	6,848
Accrued payroll and payroll taxes	4,021	3,220
Accrued interest	10,979	4,932
Other accrued liabilities	13,166	14,486
Construction project liabilities	863	1,048
Deferred compensation	11,711	11,547
Current portion of long-term debt and capital lease obligations	115,162	20,498
Liabilities of discontinued operations	1,746	1,240
Total current liabilities	170,509	70,688

Long-term debt and capital lease obligations, net of current portion	259,338	357,112
Long-term deferred compensation	338	663
Deferred income taxes	3,644	3,644
Total liabilities	433,829	432,107

Shareholders’ equity:
Common stock	—	—
Additional paid-in capital	61,812	61,774
Retained earnings	34,765	34,013
Accumulated other comprehensive loss	(386)	(386)
Total shareholders’ equity of MTR Gaming Group, Inc.	96,191	95,401
Non-controlling interest of discontinued operations	199	202
Total shareholders’ equity	96,390	95,603
Total liabilities and shareholders’ equity	$530,219	$527,710